                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LOGAN'S ROADHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                               565 MARRIOTT DRIVE
                                   SUITE 490
                           NASHVILLE, TENNESSEE 37214

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders, which is to be held on Thursday, May 15, 1997, at 9:00 a.m. at the Marriott Hotel, Knoxville Room, 600 Marriott Drive, Nashville, Tennessee. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.

      It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your returning the enclosed Proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

      We look forward to seeing you at the Annual Meeting.

                                           Sincerely yours,

                                                   [SIG]

                                           EDWIN W. MOATS, JR.
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                            LOGAN'S ROADHOUSE, INC.
                               565 MARRIOTT DRIVE
                                   SUITE 490
                           NASHVILLE, TENNESSEE 37214

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                             THURSDAY, MAY 15, 1997

                                _______________

      Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Logan's Roadhouse, Inc. (the "Company") will be held on Thursday, May 15, 1997 at 9:00 a.m. at the Marriott Hotel, Knoxville Room, 600 Marriott Drive, Nashville, Tennessee, for the following purposes:

              (1) To elect two nominees as Class II directors of the Company;

              (2) To approve the proposed amendments to the Company's 1995 Incentive Stock Plan to (i) increase from 472,500 to 722,500 the number of shares of Common Stock authorized thereunder, (ii) require that no more than 250,000 shares of Common Stock be awarded to any person in a three-year period, (iii) eliminate the requirement of shareholder approval of certain administrative amendments and (iv) eliminate the restriction on the transfer of non-qualified stock options;

              (3) To approve the proposed amendments to the Company's 1995 Non-Employee Director Stock Option Plan to (i) increase the number of shares of Common Stock authorized thereunder from 97,500 to that number of shares which equals two percent of the total number of shares of Common Stock outstanding at that time, (ii) provide for grants of stock options thereunder at the sole discretion of the compensation committee of the Board of Directors and (iii) eliminate the restriction on the transfer of non-qualified stock options;

              (4) To certify the appointment of KPMG Peat Marwick LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 28, 1997; and

              (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on March 20, 1997 will be entitled to vote at the Annual Meeting.

      The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

      Each shareholder who does not plan to attend the Annual Meeting is requested to date, sign and return the accompanying Proxy in the enclosed, postage-paid envelope.

                                           By Order of the Board of Directors,

                                                   [SIG]

                                           DAVID J. McDANIEL
                                           Secretary

Nashville, Tennessee
April 21, 1997

                            LOGAN'S ROADHOUSE, INC.
                               565 MARRIOTT DRIVE
                                   SUITE 490
                           NASHVILLE, TENNESSEE 37214

                                ---------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 1997

                                ---------------

      This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share, of Logan's Roadhouse, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 15, 1997 at 9:00 a.m. at the Marriott Hotel, Knoxville Room, 600 Marriott Drive, Nashville, Tennessee 37214, and at any adjournments or postponements thereof.

      Only the holders of Common Stock of the Company of record at the close of business on March 20, 1997 will be entitled to vote at the Annual Meeting. On such date, 6,016,659 shares of Common Stock were outstanding. Each shareholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about April 21, 1997.

      A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders. If adjournment is proposed by the Company, the person named on the enclosed proxy card will vote such shares for which they have voting authority in favor of adjournment.

      All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of constituting a quorum, but will not have the effect of voting in opposition to a director or of a vote against the other proposals.

      All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

      Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to the Secretary of the Company at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.

      In voting by proxy in regard to the election of two nominees as Class II directors to serve until the annual meeting of shareholders for which such director's class will stand for election, shareholders may vote in favor of both nominees, withhold their votes as to both nominees or withhold their votes as to a specific nominee. If no instructions are indicated, such proxies will be voted FOR the election of both nominees as directors.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

      The Company's Amended and Restated Charter provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the two individuals named below under the caption "Class II Nominees" for election as directors to serve until the annual meeting of shareholders in 2000 or until their successors have been elected and qualified. The Class II nominees are currently serving on the Board of Directors of the Company with terms expiring at this Annual Meeting.

      The Company's Bylaws provide that the Board of Directors shall consist of not less than four nor more than 11 directors. The Board of Directors currently consists of eight directors.


      CLASS II NOMINEES:

      THOMAS E. ERVIN
      Age -- 62
      Director since 1995

      Thomas E. Ervin is currently retired. Mr. Ervin was previously employed by H&C Communications, Inc., a Nashville CBS television affiliate, and was serving as President when the company was acquired by Landmark Communications, Inc. in 1991. Mr. Ervin serves on the advisory board of directors of NationsBank of Tennessee, N.A.

      GEORGE S. WALTMAN
      Age -- 47
      Director since 1995

      George S. Waltman has served as Vice President of Operations of the Company since its inception in March 1995. From November 1992 to July 1995, he served in various capacities with Logan's Partnership (the "Predecessor"), a general partnership acquired by the Company prior to the Company's initial public offering in July 1995 (the "IPO"), including restaurant manager, supervisor and director of operations. From March 1990 to November 1991, Mr. Waltman served as Chairman, President and Chief Executive Officer of Benjamin's Steak and Seafood Restaurants.

CONTINUING DIRECTORS:

      The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting on the election of Class I and Class III directors. The following lists the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

      CLASS III DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING:

      B. TOM COLLINS
      Age -- 54
      Director since 1995

      B. Tom Collins has owned and operated Tom Collins Music, Inc., an independent music publishing company, since 1982. From October 1992 to July 1995, Mr. Collins served on the management committee of the Predecessor.

      EDWIN W. MOATS, JR.
      Age -- 49
      Director since 1995

      Edwin W. Moats, Jr. has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in March 1995. From July 1992 to July 1995, Mr. Moats served as Managing Partner of the Predecessor and President and Chief Executive Officer of Logan's Management Group, Inc.

("LMG"), a Tennessee corporation which was a general partner of the Predecessor before merging into the Company prior to the Company's IPO. For a more detailed discussion of LMG, see "Certain Transactions." Prior to co-founding the Predecessor in 1992, Mr. Moats served as a consultant to Bluegrass Steaks, Inc., a Tennessee corporation ("Bluegrass") owned by David K. Wachtel, Jr., a principal shareholder of the Company, which owned and operated the first Logan's Roadhouse restaurant in Lexington, Kentucky. See "Certain Transactions." From 1991 to 1995, Mr. Moats provided consultant services to Tri-M Management Company, an owner and operator of restaurants. Since 1977, he has been an owner and partner of The Haury & Moats Company, a franchisee of six Captain D's Seafood Restaurants in Alabama and Louisiana.

      TED H. WELCH
      Age -- 63
      Director since 1995

      Ted H. Welch has been a self-employed real estate investor since 1975. Since 1993, Mr. Welch has served as President and Chief Executive Officer of Eagle Communications, Inc., a publisher of periodicals. Mr. Welch also serves as a director of National Health Investors, Inc. and First American Corporation.

      CLASS I DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING:

      GARY T. BAKER
      Age -- 50
      Director since 1995

      Gary T. Baker has served as Chairman of the Board of Peterbilt of Nashville, Inc. since 1985 and as its Secretary since 1995. Mr. Baker has served as Chairman of the Board and President of GT Investment Corp., a real estate investment company, since 1986.

      JERRY O. BRADLEY
      Age -- 57
      Director since 1995

      Jerry O. Bradley has served as President of Opryland Music Group, Inc., a music publishing business and an indirect wholly-owned subsidiary of Gaylord Entertainment Company, and as Vice President of Opryland USA, Inc., an indirect wholly-owned subsidiary of Gaylord Entertainment Company, since 1986.

      DAVID J. MCDANIEL
      Age -- 54
      Director since 1995

      David J. McDaniel has served as Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company since its inception in March 1995. From November 1994 to July 1995, Mr. McDaniel served as Chief Financial Officer of the Predecessor. For a more detailed description of the Predecessor, see "Certain Transactions." From 1980 to November 1994, he served as Senior Vice President, Secretary and Treasurer of Southern Hospitality Corporation, an operator of fast food and full service restaurants.

INFORMATION REGARDING THE BOARD OF DIRECTORS

      The Board of Directors held five meetings during 1996, including regular and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees thereof on which the director serves.

      The Committees of the Board of Directors consist of an Audit Committee, on which Messrs. Baker and Welch serve, and a Compensation Committee, on which Messrs. Bradley, Collins and Ervin serve. During 1996, the Audit Committee did not meet, and the Compensation Committee met three times.

      The Audit Committee is responsible for recommending the independent public accountants to the Board of Directors, reviewing audit fees and supervising matters relating to audit functions and other financial controls.

      The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company, reviewing compensation plans and administering stock option and other employee benefit plans of the Company.

COMPENSATION OF DIRECTORS

      Directors who are employees of the Company do not receive additional compensation for serving as a director of the Company. Non-employee directors of the Company are entitled to receive a fee of $750 for each board or committee meeting attended. All directors also are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

      Non-employee directors also are entitled to participate in the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). See "Proposal 3 - Approval of Amendments to the Company's 1995 Non-Employee Director Stock Option Plan."

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION
      OF BOTH OF THE PROPOSED CLASS II NOMINEES TO THE BOARD OF DIRECTORS.



              PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY'S
                           1995 INCENTIVE STOCK PLAN


      The Board of Directors of the Company has adopted, subject to the approval of the shareholders, amendments to the Company's 1995 Incentive Stock Plan (the "Incentive Plan") (i) increasing the number of authorized shares of Common Stock under the Incentive Plan from 472,500 to 722,500, (ii) requiring that no more than 250,000 shares of Common Stock be awarded to any person in a three-year period, (iii) eliminating the requirement of shareholder approval of certain administrative amendments and (iv) eliminating the restriction on the transfer of non-qualified stock options.

      The following is a brief description of the material terms of the Incentive Plan and the proposed amendments thereto. Such description is qualified in its entirety by reference to the full text of the Incentive Plan and the Amendments to the Incentive Plan which are attached hereto as Appendix A(1) and Appendix A(2), respectively.

DESCRIPTION OF PROPOSED AMENDMENTS

      Currently, 472,500 shares of Common Stock have been reserved for issuance under the Incentive Plan, of which 443,502 have been used in connection with the granting of (i) "incentive stock options" ("ISOs") described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) options that are not ISOs ("NSOs"). If the amendments are approved, an additional 250,000 shares would be available for grant under the Incentive Plan. The Incentive Plan currently does not restrict the number of shares that may be granted to any person. The amendments, if approved, would require that no more than 250,000 shares of Common Stock be awarded to any person under the Incentive Plan during a three-year period. In addition, the Incentive Plan currently requires shareholder approval of any amendment that could materially increase benefits accruing to option holders, as that term is used in Rule 16b-3 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 ("Rule 16b- 3"). If approved, the amendments would limit the requirement of shareholder approval to those matters that are enumerated in Sections 422 and 162(m) of the Code. Finally, the amendments, if approved, would remove restrictions on the transfer of NSOs received under the Incentive Plan by a person prior to death with the consent of the Compensation Committee of the Board of Directors.

REASONS FOR CHANGES

      The Incentive Plan is an essential part of the Company's compensation and reward program for its employees because awards under the Incentive Plan permit employees to benefit from the Company's growth and financial performance. The Board of Directors believes that it is in the best interest of the Company to authorize additional shares under the Incentive Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals. The limit on the number of shares that can be awarded to an individual under the Incentive Plan is recommended because there currently is no such limit under the Incentive Plan, and this restriction will enable the Company to treat compensation recognized by recipients of grants as "performance based" pay under Section 162(m) of the Code. Compensation that is not performance based pay cannot be deducted for tax purposes to the extent it exceeds $1,000,000 in a year. This amendment is intended to preserve the Company's right to deduct compensation recognized by recipients, as described under "Federal Income Tax Consequences." The Board of Directors believes that it is appropriate to eliminate the Rule 16b-3 requirements for shareholder approval of future amendments because Rule 16b-3 has been itself amended to delete these shareholder approval requirements. Instead, consistent with the requirements of the Code, the amended Incentive Plan will require shareholder approval of amendments that increase the aggregate number of shares that can be issued pursuant to the Incentive Plan, change the class of employees eligible to receive ISOs, change the maximum number of shares that can be awarded to any employee under the Incentive Plan, or increase the period during which options may be granted or exercised. Removing the restrictions on the transfer of NSOs prior to death is recommended so that award recipients will have more flexibility in financial planning, particularly estate and tax planning. Previously, the Incentive Plan's restrictions on transfer were required under Rule 16b-3. The Board of Directors now believes it is appropriate to allow the Compensation Committee to determine appropriate circumstances for allowing transfers of NSOs by individuals. The amendment does not eliminate the restrictions on transfers of ISOs.

DESCRIPTION OF INCENTIVE PLAN

      The purpose of the Incentive Plan is to provide a performance incentive to employees and others who perform services that enhance the value of shareholders' equity. Plan participants, from time to time, are awarded ISOs and NSOs. These awards are intended to serve as an encouragement to participants in the Incentive Plan to remain with the Company and to more closely align their interests with the interests of the Company and its shareholders. The Compensation Committee of the Board of Directors is authorized to administer the Incentive Plan and to award options to Company employees and to certain others who provide significant services to the Company. ISOs may be granted only to Company employees. As of March 31, 1997, the Company employed approximately 1,900 people. The Incentive Plan will terminate in 2005 if not terminated earlier.

      The Compensation Committee determines which individuals are to receive awards under the Incentive Plan, whether to award ISOs or NSOs and the exercise prices and vesting dates of award. The exercise price of NSOs may not be less than 85% of the fair market value of the Common Stock on the date of grant.
The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of the grant, owns more than 10% of the total outstanding Common Stock, as determined in good faith by the Compensation Committee). The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No option shall be exercisable after the expiration of ten years from the date the option is granted (five years in the case of ISOs granted to employees who at the time of grant own more than 10% of the total outstanding Common Stock).

      The Company currently has options outstanding to purchase 443,502 shares of Common Stock under the Incentive Plan. The exercise price under which options have been granted has been the fair market value of the Company's Common Stock on the date of grant, which has ranged from $9.00 to $19.50 per share. All options vest 25% per year commencing on the first anniversary of the date of grant. As of March 20, 1997, the aggregate market value of the 443,502 shares of Common Stock underlying the options issued pursuant to the Incentive Plan was approximately $9.9 million.

      Once an option has become exercisable, the participant may purchase shares of Common Stock from the Company by paying the exercise price in cash or in other consideration acceptable to the Compensation Committee. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan.

      Options awarded under the Incentive Plan become exercisable without regard to the applicable vesting schedule in the event of the death, permanent disability or retirement of the recipient. Subject to limitations on deductibility of "golden parachute" payments described in Section 280G of the Code, options also become fully exercisable upon the occurrence of a merger or certain other corporate transactions in which the Company is not the survivor.

      The amount of any award under the Incentive Plan is subject to the discretion, within the terms of the Incentive Plan, of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such awards cannot be determined prior to their grant. The table below provides information for 1996 regarding the dollar value and the number of shares underlying awards granted under the Incentive Plan.

      The table below provides information for fiscal year 1996 regarding the dollar value and the number of shares underlying awards granted under the Incentive Plan:

                           1995 INCENTIVE STOCK PLAN

                                                                DOLLAR VALUE OF               NUMBER OF SHARES
                                                               SHARES UNDERLYING              UNDERLYING STOCK
 NAME AND POSITION                                            STOCK OPTIONS($)(1)                OPTIONS(2)
 -----------------                                            -------------------              --------------
 Edwin W. Moats, Jr.                                                $366,875                       65,000
 Chairman of the Board, President and Chief Executive
 Officer

 Ralph W. McCracken                                                 $380,388                       47,500
 Vice President of Development

 David J. McDaniel                                                  $152,500                       28,000
 Vice President of Finance, Chief Financial Officer,
 Secretary, Treasurer and Director

 George S. Waltman                                                  $ 14,375                        5,000
 Vice President of Operations and Director

 Executive Officer Group                                            $914,138                      145,500

 Non-Executive Director Group                                            --                           --

 Non-Executive Officer Employee Group                               $244,755(3)                    37,000

_______________
(1) Based upon the closing sale price of the Company's Common Stock of $22.38 per share as reported on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") on March 20, 1997, less the exercise prices of the options granted.
(2)   Reflects the Company's three-for-two stock split effected in June 1996.
(3) Based upon the closing sale price of the Company's Common Stock of $22.38 per share as reported on the Nasdaq National Market on March 20, 1997, less the weighted average of the exercise prices of the options granted.


FEDERAL INCOME TAX CONSEQUENCES

      Tax consequences to the Company and to participants of awards of options will vary with the type of option awarded. A participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO or NSO under the Incentive Plan. If the participant does not sell the Common Stock acquired through the option for at least two years after the date of grant of an ISO and one year after exercising the ISO, he will not recognize ordinary income on the purchase of Common Stock. Any gain or loss on the sale of the Common Stock after these holding periods will be subject to capital gains treatment.

      A participant who disposes of the Common Stock before these holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize taxable compensation on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The participant's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The participant will also be subject to tax on capital gain, if any, upon the sale of the Common

Stock on the amount realized in excess of the increased basis. Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an ISO under the Incentive Plan. However, if the participant engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the participant.

      Upon exercise of a NSO, the participant recognizes taxable compensation on the difference between the fair market value of the Common Stock and the exercise price paid under the NSO. The Company is entitled to deduct this amount for tax purposes, provided that the Company pays an appropriate amount of withholding tax to the Internal Revenue Service for the income recognized by the participant. The participant is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option.

      Corporate deductions for reasonable compensation paid to certain executive officers are limited to $1 million per year under Section 162(m) of the Code. The Incentive Plan is intended to be a "performance-based compensation plan" under Section 162(m) of the Code so that all compensation amounts recognized through the exercise of options will be deductible by the Company.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS APPROVAL OF THE
             AMENDMENTS TO THE COMPANY'S 1995 INCENTIVE STOCK PLAN.



              PROPOSAL 3:  APPROVAL OF AMENDMENTS TO THE COMPANY'S
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


      The Board of Directors of the Company has adopted, subject to the approval of the shareholders, the amendments to the Director Plan (i) increasing the number of shares of Common Stock authorized under the Director Plan from 97,500 to that number of shares which equals two percent of the total number of shares of Common Stock outstanding at that time, (ii) providing for grants of NSOs under the Director Plan at the sole discretion of the Compensation Committee and (iii) eliminating the restriction on the transfer of NSOs.

      The following is a brief description of the material terms of the Director Plan and the proposed amendments thereto. Such description is qualified in its entirety by reference to the full text of the Director Plan and the Amendments to the Director Plan which are attached hereto as Appendix B(1) and Appendix B(2), respectively.

DESCRIPTION OF PROPOSED AMENDMENTS

      Currently, 97,500 shares of Common Stock have been reserved for issuance under the Director Plan, of which 52,500 have been used in connection with the granting of NSOs. If the amendments are approved, an additional 22,833 shares would be available for grant under the Director Plan based on the 6,016,659 shares of Common Stock outstanding as of the record date. The Director Plan currently provides for the grant of a specified number of shares to each non-employee director once a year. The amendments, if approved, would enable the Compensation Committee of the Board of Directors to determine in its sole discretion the number of shares subject to options to grant to non-employee directors. In addition, the amendments, if approved, would remove restrictions on the transfer of NSOs received under the Director Plan by a person prior to death with the consent of the Compensation Committee.

DESCRIPTION OF DIRECTOR PLAN

      The purpose of the Director Plan is to maintain the Company's ability to attract and retain the services of experienced and highly qualified non-employee directors and to enhance long-term shareholder value by more closely aligning the interests of non-employee directors with those of the shareholders. Currently, the Director Plan provides for the grant of options to purchase 7,500 shares to each non-employee director of the Company on the date of such director's initial election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. Further, the Director Plan provides for the grant to each non-employee director of the Company of options to purchase 1,500 shares on each January 1 thereafter during the director's term (each date of grant being referred to as the "Grant Date"). The

Board of Directors may revoke, on or prior to each Grant Date, the next automatic grant of options otherwise provided for by the Director Plan if no options have been granted since the preceding Grant Date to employees under the Incentive Plan or any other employee stock option plan that the Company might adopt hereafter. Each option will be exercisable in full beginning one year after the Grant Date, and will expire ten years after the Grant Date, unless cancelled sooner as a result of termination of service or death, or unless such option is fully exercised prior to the end of such ten-year period.

      On July 26, 1995, the Company granted options to purchase an aggregate of 37,500 shares of Common Stock under the Director Plan at an exercise price per share of $9.00, the IPO price. Messrs. Baker, Bradley, Collins, Ervin and Welch, the non-employee directors, each received options to purchase 7,500 shares. On January 1, 1996, the Company granted options to purchase 1,500 shares of Common Stock to each of Messrs. Baker, Bradley, Collins, Ervin and Welch at an exercise price of $11.50 per share. On January 1, 1997, the Company granted options to purchase 1,500 shares of Common Stock to each of Messrs. Baker, Bradley, Collins, Ervin and Welch at an exercise price of $23.50 per share.

      Under the terms of the Director Plan, as proposed to be amended, non-employee directors would be entitled to receive options for the purchase of shares of the Company's Common Stock at the sole discretion of the Compensation Committee at a price per share equal to the fair market value of the Common Stock on the Grant Date. Each option will continue to be exercisable in full beginning one year after the Grant Date and will expire ten years after the Grant Date, unless cancelled sooner as a result of termination of service or death, or unless such option is fully exercised prior to the end of such ten-year period.

      Below is a table setting forth information regarding stock options granted under the Director Plan to non-employee directors as a group for the fiscal year ended December 29, 1996:

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                DOLLAR VALUE OF               NUMBER OF SHARES
                                                               SHARES UNDERLYING              UNDERLYING STOCK
 NAME AND POSITION                                              STOCK OPTIONS(1)                 OPTIONS(2)
 -----------------                                              ----------------               --------------
 Non-Executive Director Group                                       $81,563                         7,500

---------------
(1) Based upon the closing sale price of the Company's Common Stock of $22.38 per share as reported on the Nasdaq National Market on March 20, 1997, less $11.50 per share, the exercise price of the options granted.
(2)   Reflects the Company's three-for-two stock split effected in June 1996.


FEDERAL INCOME TAX CONSEQUENCES

      A non-employee director will not recognize any income, and the Company will not be entitled to any deduction upon the grant of the options under the Director Plan. Upon the exercise of an option, the non-employee director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. The Company will then be entitled to a tax deduction in an amount equal to the ordinary income recognized by the non-employee director. A non-employee director will have a tax basis in the shares equal to the amount paid for such shares plus the amount of the ordinary income recognized. Any additional gain or loss realized by the non-employee director on disposition of the shares generally will be capital gain or loss to the non-employee director and will not result in any additional tax deduction to the Company.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL
        OF THE COMPANY'S 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                       PROPOSAL 4:  SELECTION OF AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the shareholders, the firm of KPMG Peat Marwick LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ended December 28, 1997. If the appointment of KPMG Peat Marwick LLP is not approved by the shareholders, the matter will be referred to the Audit Committee for further review.

      It is anticipated that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
        SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL
            STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 20, 1997 (unless otherwise noted) by
(i) each director and nominee for director who beneficially owns Common Stock,
(ii) each executive officer named in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                                                  SHARES           PERCENTAGE OF
                                                                               BENEFICIALLY         OUTSTANDING
                      NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNED(1)              SHARES
                      ------------------------------------                       --------              ------
      Edwin W. Moats, Jr. (2)   . . . . . . . . . . . . . . . . . . . . .          352,512              5.8
      Ralph W. McCracken (3)  . . . . . . . . . . . . . . . . . . . . . .            6,000              *
      David J. McDaniel (4)   . . . . . . . . . . . . . . . . . . . . . .           15,375              *
      George S. Waltman (5)   . . . . . . . . . . . . . . . . . . . . . .           14,475              *
      Gary T. Baker (6)   . . . . . . . . . . . . . . . . . . . . . . . .            9,000              *
      Jerry O. Bradley (7)  . . . . . . . . . . . . . . . . . . . . . . .           10,500              *
      B. Tom Collins (8)  . . . . . . . . . . . . . . . . . . . . . . . .           12,900              *
      Thomas E. Ervin (9)   . . . . . . . . . . . . . . . . . . . . . . .           16,200              *
      Ted H. Welch (10)   . . . . . . . . . . . . . . . . . . . . . . . .           12,000              *
      David K. Wachtel, Jr. (11)  . . . . . . . . . . . . . . . . . . . .          469,701              7.8%
      Charles F. McWhorter, Jr. (12)  . . . . . . . . . . . . . . . . . .          450,537              7.5
      Pilgrim Baxter & Associates (13)  . . . . . . . . . . . . . . . . .          544,350              9.0
      Oberweis Asset Management, Inc. (14)  . . . . . . . . . . . . . . .          401,150              6.7
      All directors and executive officers as a group (nine persons) (15)          448,962              7.3

------------------
*        Less than 1%.
(1) Includes shares of Common Stock subject to options which may be exercised within 60 days of March 20, 1997. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2) Includes 1,500 shares beneficially owned by Edwin A. Moats and 1,500 shares beneficially owned by Jeffrey S. Moats, Mr. Moats's sons. Mr. Moats disclaims beneficial ownership of such shares. Also includes options to purchase 18,750 shares of Common Stock. Mr. Moats's address is 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214.
(3) Includes options to purchase 5,625 shares of Common Stock. Mr. McCracken's address is 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214.
(4) Includes options to purchase 9,375 shares of Common Stock. Mr. McDaniel's address is 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214.
(5) Includes options to purchase 13,875 shares of Common Stock. Mr. Waltman's address is 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214.
(6) Includes options to purchase 9,000 shares of Common Stock. Mr. Baker's address is Baker, Campbell & Parsons, 303 Church Street, Suite 300, Nashville, Tennessee 37201-1713.
(7) Includes options to purchase 9,000 shares of Common Stock. Mr. Bradley's address is 65 Music Square West, Nashville, Tennessee
         37203.
(8) Includes options to purchase 9,000 shares of Common Stock. Mr. Collins's address is 25 Music Square West, Nashville, Tennessee
         37203.
(9) Includes options to purchase 9,000 shares of Common Stock. Mr. Ervin's address is 401 Bowling Avenue, Unit 48, Nashville, Tennessee 37205.
(10) Includes options to purchase 9,000 shares of Common Stock. Mr. Welch's address is 611 Commerce Street, Suite 2920, Nashville, Tennessee 37203.
(11) Mr. Wachtel's address is 640 Spence Lane, Suite 123, Nashville, Tennessee 37217.
(12)     Mr. McWhorter's address is 3038 Sidco Drive, Nashville, Tennessee
         37204.
(13) Pilgrim Baxter & Associates, a registered investment advisor ("Pilgrim"), has shared voting power as to 544,350 shares. Pilgrim's address is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087. Information is as of December 31, 1996 and is derived from SEC filings.
(14) Oberweis Asset Management, Inc., a registered investment advisor ("Oberweis"), has shared voting power as to 401,150 shares.
         Oberweis's address is 951 Ice Cream Drive, Suite 200, North Aurora, Illinois 60542. Information is as of December 31, 1996 and is derived from SEC filings.
(15)     Includes options to purchase 92,625 shares of Common Stock.

           COMPLIANCE WITH REPORTING REQUIREMENTS OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the SEC.

       Based solely on a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.


                             EXECUTIVE COMPENSATION

       The following table sets forth summary information concerning compensation paid or accrued by the Company in 1996 on behalf of (i) the Company's Chief Executive Officer and (ii) the three other executive officers of the Company as of the end of 1996 (hereinafter, collectively referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                              ANNUAL
                                                           COMPENSATION              LONG-TERM COMPENSATION
                                                   ----------------------------   -----------------------------
                    NAME AND                                                               SECURITIES
               PRINCIPAL POSITION          YEAR      SALARY($)       BONUS($)       UNDERLYING OPTIONS(#)(1)
               ------------------          ----    --------------   -----------   -----------------------------
          Edwin W. Moats, Jr. . . . .      1996       $150,000        $80,000              65,000
            Chairman of the Board,         1995         75,000         90,600              75,000
            President and Chief
            Executive Officer

          Ralph W. McCracken (2)  . .      1996         85,000         25,000              47,500
            Vice President of
            Development

          David J. McDaniel . . . . .      1996         95,000         25,000              28,000
            Vice President of Finance,     1995         85,000         17,000              37,500
            Chief Financial Officer,
            Secretary and Treasurer

          George S. Waltman . . . . .      1996         85,000         40,000               5,000
            Vice President of              1995         57,200         45,300              55,500
            Operations

---------------
(1) Reflects the three-for-two stock split of the Company's Common Stock effected in June 1996.
(2)      Mr. McCracken joined the Company in January 1996.

         The following table sets forth information concerning the stock options granted to the Named Executive Officers in 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                  NUMBER OF        PERCENT OF
                                                 SECURITIES       TOTAL OPTIONS      EXERCISE
                                                 UNDERLYING        GRANTED TO         OR BASE
                                                   OPTIONS        EMPLOYEES IN         PRICE         EXPIRATION
                     NAME                      GRANTED (#)(1)      FISCAL YEAR        ($/SH)            DATE
                     ----                      --------------      -----------        ------            ----
 Edwin W. Moats, Jr. . . . . . . . . . . .         45,000            24.7%           $15.50           7/29/06
                                                   20,000            11.0             19.50           11/15/06

 Ralph W. McCracken  . . . . . . . . . . .         22,500            12.3             11.33           1/17/06
                                                   15,000             8.2             15.50           7/29/06
                                                   10,000             5.5             19.50           11/15/06

 David J. McDaniel   . . . . . . . . . . .         18,000             9.9             15.50           7/29/06
                                                   10,000             5.5             19.50           11/15/06

 George S. Waltman . . . . . . . . . . . .          5,000             2.7             19.50           11/15/06

---------------
(1) Options become exercisable in four equal annual installments beginning on the first anniversary of the date of the grant. Options listed in the table were granted under the Incentive Plan.


         The following table sets forth information with respect to unexercised options held as of the end of 1996 by the Named Executive Officers. No Named Executive Officer exercised any options for the purchase of shares of Common Stock during 1996.

                         FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                         OPTIONS AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                                                       ---------------------------------   --------------------------------
                                     NAME                EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
                                     ----              ---------------   ---------------  ----------------  ---------------
                          Edwin W. Moats, Jr. . . . .       18,750            121,250            $271,875     $1,255,625
                          Ralph W. McCracken  . . . .        5,625             41,875              68,456        305,369
                          David J. McDaniel . . . . .        9,375             56,125             135,938        591,813
                          George S. Waltman . . . . .       13,875             46,625             201,188        623,563

---------------
(1) Based upon the closing sale price of the Common Stock ($23.50 per share) as reported on the Nasdaq National Market on December 27, 1996, less the exercise price for the options.

         The Company has not awarded stock appreciation rights to any of its executive officers, directors or employees. The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in SEC regulations, covering employees of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

         Pursuant to an employment agreement, effective as of August 1, 1996, Mr. Moats is employed as President and Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of $150,000, which is subject to annual review by the Compensation Committee or Board of Directors, and bonuses, which amounts will be determined in accordance with the Company's 1996 Executive Bonus Plan administered by the Compensation Committee. The term of the employment agreement is three years.

         Mr. Moats may terminate his employment agreement without cause by giving the Company 90 days prior written notice. Pursuant to the terms of his employment agreement, Mr. Moats has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of 12 months thereafter.

         In the event Mr. Moats is terminated upon a "change-in-control" (as defined in the employment agreement), he will be paid all accrued base salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination. In addition, Mr. Moats will receive as severance pay his base salary in monthly installments for the greater of 12 months or the remaining term of the agreement, or at his election, a lump sum severance payment equal to the present value of the cash flow of severance payments that would otherwise be paid to him. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

         Mr. Moats is entitled to receive his accrued base salary, earned bonus and other benefits through the date of termination in the event that the Company terminates his employment without cause. He also will receive as severance compensation his base salary for the greater of 12 months or the remaining term of the employment agreement and an amount equal to his average monthly bonus for the two years preceding the date of termination (as if such bonus were paid monthly). In addition, Mr. Moats's unvested stock options will become fully vested and immediately exercisable.

         In the event Mr. Moats is terminated for cause (as defined in the employment agreement), he is entitled to receive all accrued base salary, earned bonus compensation and unreimbursed expenses through the date of termination, but shall receive no other severance benefits. The employment agreement may also be terminated if Mr. Moats dies, in which event his estate will receive these same payments and severance payments equal to six months' salary, and all unvested options will become fully vested and immediately exercisable.

         In the event Mr. Moats becomes disabled for a period of 60 consecutive days, he is entitled to receive his base salary, insurance, bonus and other benefits for a period of six months from the date such disability began or for such shorter period as he is unable to perform his duties hereunder. In the event he is unable to perform his duties hereunder after the expiration of the six-month period, the employment agreement will terminate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors during 1996 consisted of Messrs. Bradley, Collins and Ervin. None of the members of the Compensation Committee have at any time been an officer or employee of the Company or any of its subsidiaries, nor have any of the members had any relationship with the Company requiring disclosure by the Company.

EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:

                          NAME                           AGE                           POSITION
                          ----                           ---                           --------
     Edwin W. Moats, Jr. . . . . . . . . . . . . .       49       Chairman of the Board, President and Chief
                                                                  Executive Officer

     Ralph W. McCracken  . . . . . . . . . . . . .       48       Director of Franchise Development

     David J. McDaniel . . . . . . . . . . . . . .       54       Vice President of Finance, Chief Financial
                                                                  Officer, Secretary and Treasurer

     George S. Waltman . . . . . . . . . . . . . .       47       Vice President of Operations

         See "Proposal 1: Election of Directors" for information regarding the backgrounds of Messrs. Moats, McDaniel and Waltman.

         Ralph W. McCracken has served as Director of Franchise Development of the Company since January 1996. Mr. McCracken founded Tri-M Management Company, an owner and operator of full-service, casual dining restaurants, and served as its President, Chief Executive Officer and as a director from 1981 until joining the Company.


                              CERTAIN TRANSACTIONS

         Prior to the IPO, the Company's operations were conducted through the Predecessor, of which O'Charley's, Inc., a publicly held company operating casual dining restaurants ("O'Charley's"), and LMG were the general partners. The Company acquired the partnership interests of the Predecessor immediately prior to the IPO (the "Reorganization") from O'Charley's and the former shareholders of LMG, who were Messrs. Moats, McWhorter and Wachtel. Prior to the IPO and the Reorganization, the Predecessor made periodic distributions to LMG and O'Charley's in accordance with their respective ownership interests in the Predecessor. In 1994, the Predecessor distributed approximately $574,000 to LMG and approximately $144,000 to O'Charley's, and in 1995, the Predecessor distributed approximately $402,000 to LMG and $101,000 to O'Charley's.
Pursuant to the Reorganization, the Company distributed approximately $203,000 to LMG and $51,000 to O'Charley's, such amounts equaling the estimated income taxes payable on the Predecessor's earnings through July 9, 1995. After the IPO, the Company paid approximately $43,000 directly to a state taxing authority on behalf of LMG, and distributed approximately $42,000 in the aggregate to the former LMG shareholders and $10,000 to O'Charley's in accordance with their respective former ownership interests in the Predecessor, such amounts equaling the estimated income taxes payable on the Predecessor's earnings in accordance with the Predecessor's final tax return. All distributions to LMG and O'Charley's were funded by cash provided from operations.

         Pursuant to the Reorganization, O'Charley's contributed to the Company all of its interest in the Predecessor in exchange for 953,993 shares of Common Stock, and Messrs. Moats, McWhorter and Wachtel received 396,282, 594,425 and 1,122,801 shares, respectively, of Common Stock in exchange for their shares of LMG Common Stock. O'Charley's and Messrs. Moats, McWhorter and Wachtel sold 943,493, 65,520, 127,388 and 473,100 shares, respectively, of Common Stock in the IPO. Based on the IPO price of $9.00 per share, O'Charley's and the former LMG shareholders exchanged their interests in the Predecessor for shares of Common Stock valued at approximately $8.6 million and $19.0 million, respectively. The number of shares of Common Stock issued to O'Charley's and the former LMG shareholders was based on their respective former ownership interests in the Predecessor and the proposed IPO price. In connection with the Reorganization, each of O'Charley's and Messrs. McWhorter and Wachtel entered into a Restrictive Covenant Agreement with the Company, whereby O'Charley's and Messrs. McWhorter and Wachtel agreed not to solicit or hire certain management employees of the Company, and the Company agreed not to solicit or hire certain management employees of O'Charley's or certain restaurants controlled by Mr. Wachtel. Each Restrictive Covenant Agreement will expire on July 25, 1997.

         In connection with the Reorganization, each of O'Charley's and Messrs. McWhorter, Wachtel and Moats entered into a Registration Rights Agreement with the Company which gave them certain rights with respect to the registration under the Securities Act of shares of Common Stock held by them from time to time, including a single demand registration right and unlimited piggy-back registration rights. In connection with the Company's secondary offering completed on April 15, 1996, O'Charley's and Messrs. McWhorter and Wachtel exercised their piggy-back registration rights and sold 10,500, 16,500 and 180,000 shares, respectively, of Common Stock. They received net proceeds of approximately $171,000, $269,000 and $2.9 million, respectively, from the secondary offering.

         In 1992, the Company entered into an asset purchase agreement and a sublease agreement with Bluegrass, for the purpose of obtaining the right to develop and operate the Logan's Roadhouse restaurant located in Lexington, Kentucky. In connection with the asset purchase agreement, the Company executed an unsecured installment note bearing interest at a rate of 9.5% payable in monthly principal installments of $4,314, plus interest, that was paid in full in August 1995. The Company paid a total of $51,767 in principal payments to Bluegrass in both 1993 and 1994 and $34,510 in 1995. The sublease agreement calls for minimum annual lease payments of approximately $148,000 through September 2002, subject to contingent rentals based on certain achieved sales levels, and requires Bluegrass to pay all taxes other than real property taxes and assessments related to the restaurant property and improvements. The Company paid approximately $148,000 in basic rentals in each of 1993, 1994, 1995 and 1996, and contingent rentals of approximately $84,000, $102,000, $107,000 and $85,000 in 1993, 1994, 1995 and 1996, respectively, under this lease.

         In connection with the franchising of Logan's Roadhouse restaurants in select market areas not in the Company's immediate expansion plans for owned restaurants, the Company entered into Area Development Agreements and Franchise Agreements with each of L.W. Group, Inc., a corporation controlled by Mr. Wachtel, and CMAC Incorporated, a corporation controlled by Mr. McWhorter, in January 1996 and March 1997, respectively. L.W. Group currently operates two Logan's Roadhouse restaurants in Edmond and Oklahoma City, Oklahoma. CMAC plans to open its first franchised restaurant in Greenville, South Carolina in August 1997.

         Each Development Agreement requires the franchisees to locate sites for and develop a specified number of Logan's Roadhouse restaurants within specified geographic areas. Under the terms of each Development Agreement, the franchisees are required to open a specified number of restaurants during scheduled intervals, and management of the Company has the right to approve each restaurant site. Franchisees are required to enter into individual franchise agreements for each Logan's Roadhouse restaurant it develops. Each Development Agreement prohibits the franchisees and their principals from owning, operating or assisting other restaurants with menus or methods of operation similar to those of Logan's Roadhouse restaurants that are located within the geographic area covered by the Development Agreement. The initial terms of the Development Agreements with L.W. Group and CMAC expire on December 31, 2000 and March 31, 2002, respectively, subject to automatic renewal for an additional five years following such initial term, provided the franchisees have satisfied the development schedule specified in their respective Development Agreements. The Company has the right to purchase all of the outstanding stock of L.W. Group and CMAC beginning in January 2001 and March 2002, respectively, upon the occurrence of specified events on the terms and conditions as set forth in their respective

Development Agreements. The franchisees could lose their exclusive development rights under their respective Development Agreements if they fail to meet the performance and other requirements specified in the Development Agreements or the Franchise Agreements.

         Each Franchise Agreement grants to the franchisees the right to operate a Logan's Roadhouse restaurant in a specified location for a period of 20 years, with two additional five-year renewal options. Each Franchise Agreement licenses the right to use the Company's trademarks and service marks with respect to this specific restaurant site, subject to appropriate oversight by the Company. In developing a Logan's Roadhouse restaurant, the franchisees are required to comply with the Company's general construction specifications, designs, color schemes, signs and equipment, formulas for preparation of food and beverage products, operations and financial control methods, and management training plans. The Company is obligated to provide a three week training program for a fee ranging from $45,000 to $55,000 per restaurant during which certain of the franchisees' personnel are educated and instructed at the franchisees' restaurant in all aspects of the Company's system of operations. The course will begin approximately one week prior to the opening of the franchisees' restaurant and will end approximately two weeks after such opening. Pursuant to the terms of the Franchise Agreement, additional training by the Company's training crew may be conducted at the franchisees' restaurant upon request. The franchisee is responsible for all expenses incurred by its personnel while in training, including travel and living expenses. Each Franchise Agreement prohibits the franchisee from transferring ownership of the franchise without the prior approval of the Company, and provides the Company a right of first refusal to purchase the franchise on the same terms and conditions as any proposed transfer by the franchisee. For a period of 24 months following the date of termination or expiration of the Franchise Agreement, the franchisees and certain of their principals may not compete with the Company within a 50-mile radius of any existing or planned Company owned or franchised restaurant, subject to certain exceptions. Additionally, the franchisees may not solicit any previously serviced accounts, groups or clientele for or on behalf of any casual dining restaurant for one year following the termination or expiration of the Franchise Agreement.

         The Franchise Agreements require the franchisee to pay an initial $30,000 franchise fee and a monthly royalty fee of 3.0% of gross sales. In addition, the Company may require the franchisees to contribute up to 1.0% of gross sales to the Company's general advertising account and expend on an annual basis up to 3.0% of gross sales for local promotional activities, subject to the approval of the Company. In 1996, L.W. Group paid the Company $60,000 for the initial franchise fees in connection with the two restaurants opened in Oklahoma and total royalty fees of approximately $65,000.

         Management is considering other future franchising opportunities in areas which are not in the Company's immediate expansion plans for owned restaurants, and has had preliminary discussions with third parties that could result in the franchising of additional Logan's Roadhouse restaurants on similar terms as the Company's agreements with its franchisees.

         The Company's Board of Directors has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and affiliates be on terms no less favorable to the Company than those obtainable from unrelated third parties. Although all of the above transactions necessarily involved conflicts of interests, management of the Company believes that all of the above transactions were entered into on such terms based on (i) a comparison of terms and conditions available from third parties, (ii) the advice of counsel and other outside experts, (iii) the use of and reliance on an independent appraisal in connection with the purchase of real property and (iv) a determination by the Company's board of directors in certain instances.

                             SHAREHOLDER PROPOSALS

         If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 1998 annual meeting of shareholders, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing and be submitted on or before November 30, 1997. Any proposals should be mailed to the Company at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214, Attention: David J. McDaniel, Secretary.


                                 OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 29, 1996, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO DAVID J. MCDANIEL, VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, LOGAN'S ROADHOUSE, INC., 565 MARRIOTT DRIVE, SUITE 490, NASHVILLE, TENNESSEE 37214.

                                           By Order of the Board of Directors

                                                    [Sig]

                                           David J. McDaniel
                                           Secretary

                                                                   APPENDIX A(1)

                            LOGAN'S ROADHOUSE, INC.
                           1995 INCENTIVE STOCK PLAN


                 1. The Purpose of the Plan. This incentive stock plan (the "Plan") is intended to provide an opportunity for the employees and officers of Logan's Roadhouse, Inc., a Tennessee corporation (the "Corporation"), and its subsidiaries, as subsidiaries are defined in section 424 of the Code1 (its "subsidiaries"), to acquire shares of the Corporation's stock and to provide for additional compensation based on appreciation of the Corporation's stock. The Plan provides for the grant of incentive stock options, as defined in Section 422 of the Code ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options") providing an equity interest in the Corporation's business as an incentive to service or continued service with the Corporation and to aid the Corporation in retaining and obtaining key personnel of outstanding ability.

                 2. Stock Subject to the Plan. The maximum number of shares of the Company's Common Stock, $.01 par value (the "Stock"), which may be issued under Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (the "Options") shall be a total of 315,000 shares of Stock, which may be either authorized and unissued Stock or Stock held in the treasury of the Corporation, as shall be determined by the Board of Directors of the Corporation. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Option not exercised shall again be available for purposes of the Plan.

                 3. Administration of the Plan. This Plan shall be administered by the Compensation Committee of the Board of Directors consisting of not less than two directors, each of whom are "disinterested persons" (within the meaning of that term as used in Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3")). As used herein, the term "Committee" refers to such committee or, in the absence of appointment of such committee, to the Board of Directors. The Board of Directors shall administer the Plan only if each member is a disinterested person. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); to determine the restrictions on transferability of Stock acquired upon exercise of Options (which restrictions need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

                 4. Eligibility and Limits. Options may be granted to employees and officers as are selected by the Committee. Incentive Stock Options may, however, only be granted to employees of the Corporation and its present or future subsidiaries. The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable by an individual for the first time during any

--------------------
    (1)          The "Code"  herein refers to the  Internal Revenue Code of
                 1986, as amended.

calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of the Corporation and its parent or subsidiary corporations (as defined in Section 424 of the Code), shall not exceed $100,000.

                 5. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non- Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of paragraph 4 above with respect to the aggregate fair market value of the Stock for which Incentive Stock Options held by any individual may become exercisable in any calendar year and subject to the provisions of paragraph 2 above as to the total number of shares for which Options may be granted under the Plan. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Stock purchased pursuant to said Option shall be clearly identified by legend as representing shares purchased upon exercise of an Incentive Stock Option.

                 6. Terms and Conditions of Options. Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

                 (a)      Option Price.

                 (i) Incentive Stock Options. The Option price per share shall in no event be less than 100% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted. If the employee owns (as defined in Code Section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or subsidiary, the Option price per share shall not be less than 110% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted.

                 (ii) Non-Qualified Stock Options. The option price per share shall not be less than 85% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted.

                 (b) Date of Grant. For purposes of this subparagraph 6, the date the Option is granted shall be the date on which the Committee has approved the terms and conditions of a stock option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option.

                 (c) Option Term. No Option shall be exercisable after the expiration of ten years from the date the Option is granted. No Incentive Stock Option granted to an employee who at the time of grant owns (as defined in Code Section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or subsidiary shall be exercisable after the expiration of five years from the date it is granted.

                 (d) Payment. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash or, if approved by the Committee either at the time of grant or at the time of exercise, by delivery of (i) outstanding shares of Stock or (ii) currently exercisable Options, each at its fair market value, as determined by the Committee, on the date of delivery or by any combination of cash, Stock or Options, in an amount equal to the exercise price of the Options being exercised. For purposes of this subparagraph 6, the fair market value of an Option shall be equal to the product of (i) the amount by which the fair market value of the Stock, as determined by the Committee, on the date of exercise exceeds the exercise price contained in the Option and (ii) the number of shares of Stock subject to the Option relinquished. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made. The holder of an Option shall, as such, have none of the rights of a shareholder.

                 (e) Nontransferability of Options. Options shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him; provided, however, that Non-Qualified Stock Options may be transferred pursuant to a qualified domestic relations order as defined by Title I of the Employee Retirement Income Security Act.

                 (f) Termination of Employment or Death. Except as provided below, an Option may not be exercised by a holder unless he has been an employee or officer of the Corporation or one of its subsidiaries continually from the date of the grant until the date ending three months before the date of exercise. If a holder ceases to be an employee or officer by reason of disability, within the meaning of Section 422(c)(6) of the Code, the holder may not exercise an Option (to the extent that the holder shall have been entitled to do so at the date of his disability) later than twelve months after the date he ceases to be an employee or removed as an officer or until the expiration of the stated term of such Option, whichever is shorter. If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representative or distributees, at any time during the twelve-month period following his death or until the expiration of the stated term of such Option, whichever is shorter. If a holder is discharged as an employee or officer for cause, as determined by the Committee, Options held by him shall not be exercisable after such discharge or removal. Notwithstanding this subparagraph
(f), no Option may be exercised more than ten years after the date on which such Option was granted. For purposes of this subparagraph (f), a holder shall be deemed to be an employee or officer so long as the holder is an employee or officer of a parent or subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which Section 424(a) of the Code is applicable.

                 (g) Limited Right of Exercise. An Option may be exercised during the Option term as to the full number of shares covered by the Option upon the occurrence of any of the following events (each a "Change in Control") if: (1) a tender offer or exchange offer has been made for shares of Stock, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Stock representing 50% or more of the outstanding shares of Stock pursuant to such offer; (2) the shareholders of the Corporation have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Corporation will not survive or will survive only as a subsidiary of another corporation, or to sell or otherwise dispose of all or substantially all of its assets; or
(3) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the holder of 50% or more of the outstanding shares of Stock. If a Change in Control has occurred, the Option shall be fully exercisable: (x) in the event of (1) above, during the term of the tender or exchange offer; (y) in the event of (2) above, within a 30-day period commencing on the date of approval by the shareholders of the Agreement; or (z) in the event of (3) above, within a 30-day period commencing on the date upon which the Corporation is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) indicating that any person or group has become the holder of 50% or more of the outstanding shares of Stock or, if the Corporation is not subject to Section 13(d) of the Exchange Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the holder of 50% or more of the outstanding shares of Stock. Notwithstanding the foregoing, no person subject to Section 16(a) of the Exchange Act with respect to the Stock may sell or otherwise dispose of Stock acquired pursuant to an Option granted within six months of the date of sale or other disposition.

                 7. Guarantees and Loans. The Corporation is hereby authorized to guarantee or make loans to the holder of an Option to enable him to exercise such Option. Any loan made or guaranteed herein shall be in such amount as determined by the Committee but shall not exceed the exercise price of the Options being exercised by the holder. Any loans made or guaranteed shall be with full recourse against the borrower, shall be secured by the Stock received from exercise of the related Option, shall provide for a market rate of interest and shall contain such other terms and conditions as are acceptable to the Committee. The determination of whether loans are to be made or guaranteed shall be made by the Committee.

                 8. Changes in Capitalization; Merger; Liquidation. (a) The number of shares of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the exercise price per share in each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

                 (b) If the Corporation shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction.

                 (c) In the event of any change in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this paragraph 8.

                 (d) A dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate.

                 (e) In the event of any Change in Control in which shares of Stock are purchased for cash in a tender offer or are to be converted into cash in a merger, then, unless the Committee otherwise determines, each Option (other than an Option granted within the last six months held by a person subject to Section 16(b) of the Exchange Act) shall be converted into a fully exercisable right to receive an amount in cash per share subject to such Option equal to (A) in the case of a tender offer or merger, the excess, if any, of the price paid in such tender offer or merger over the exercise price of such Option and (B) in the case of conversion, the excess, if any, of the highest market price of the Stock on the date of conversion over the exercise price of such Option. Upon a merger or consolidation, other than a cash merger or consolidation, in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another Option with equivalent value for an outstanding Option in a transaction to which Section 424(a) of the Code is applicable.

                 (f) In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this paragraph 8, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's shareholders of assets or stock of another corporation, and any issue by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Stock subject to the Options. The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

                 9. Termination and Amendment of the Plan. The Plan shall terminate on the date ten years after adoption of the Plan by the Board of Directors, and no Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the shareholders or the Board of Directors of the Corporation; provided, however, that:

                 (a) no such termination, modification or amendment without the consent of the holder of a Option shall adversely affect his rights under such Option; and

                 (b) any modification or amendment which would (1) increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), (2) modify the designation of the persons eligible to receive Options under the Plan, or (3) materially increase the benefits accruing to holders of Options granted or to be granted under the Plan, within the meaning of Rule 16b-3, shall be effective only if it is approved by the shareholders of the Corporation after the date of adoption by the Board of Directors of such modification or amendment.

                 10. Approval. This Plan is subject to the approval of the holders of a majority of the outstanding shares of common stock of the Corporation and unless so approved within twelve months of its adoption by the Board of Directors, this Plan and any Options granted hereunder shall become void thereafter.

                 11. Incentive Stock Option. All Incentive Stock Options to be granted hereunder are intended to comply with Sections 422 and 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

                 12.      General Provisions.

                          (a)     Legends; Restrictions on Transfer.  The
Committee may require each person purchasing shares pursuant to an Option to represent to and agree with the Corporation in writing that the shares are acquired without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                          All certificates for shares of Stock delivered under
the Plan shall be subject to such stock- transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                          (b)     Other Compensation.  Nothing contained in
this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                          (c)     No Rights to Continued Employment.  Neither
the adoption of the Plan, nor the granting of any Option hereunder, shall confer upon any employee of the Corporation or any subsidiary any right to continued employment with the Corporation or a subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of any of its employees at any time.

                          (d)     Governing Law.  The Plan and all awards made
and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

                          (e)     Compliance with Section 16(b).  This Plan is
intended to comply with, and to the extent necessary or appropriate shall be interpreted to comply with, Rule 16b-3.

                                                                APPENDIX A(2)

                     AMENDMENT TO LOGAN'S ROADHOUSE, INC.
                            1995 INCENTIVE STOCK PLAN



     WHEREAS, on May 26, 1995, Logan's Roadhouse, Inc. (the "Corporation") adopted the 1995 Incentive Stock Plan (the "Plan"); and

     WHEREAS, the Board of Directors desires to (1) increase the number of authorized shares available for issuance under the Plan, (2) modify the terms of the Plan so that compensation amounts payable thereunder will be treated as "performance based compensation" that is described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (3) consistent with modifications to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, provide for approval of amendments to the Plan only in circumstances described in Sections 162(m) and 422 of the Code and (4) modify the terms of the Plan to remove restrictions on the transfer of non-qualified stock options received under the Plan;


     NOW, THEREFORE, the Plan is hereby amended as follows, effective April 16, 1997:

1. Section 2 of the Plan is hereby amended by deleting the reference to "315,000 shares of Stock" and replacing such reference with "722,500 shares of Stock".

2.   The following language is added to the end of Section 4 of the Plan:


          "No person may receive an Option to purchase more than 250,000 shares of Stock (subject to increases and adjustments for changes in the capitalization of the Corporation) during any three year period."

3. Section 6(e) of the Plan is deleted in its entirety and restated as follows:

     (e) Transferability of Options. Incentive Stock Options shall not be transferrable or assignable except by will or by the laws of descents and distribution and shall be exercisable, during the holder's lifetime, only by such holder. Non-Qualified Stock Options shall be transferable by will or by the laws of descent and distribution only, except as otherwise expressly provided for in a written agreement (including any amendment or supplement thereto) between the Corporation and the holder specifying the terms and conditions of an Option granted to such holder.

4.   Section 9 of the Plan is deleted in its entirety and restated as follows:

     9. Termination and Amendment of the Plan. The Plan shall terminate on the date ten years after the adoption of the Plan by the Board of Directors and no Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Board of Directors may otherwise sooner amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a holder of an existing Option is not valid with respect to such Option without the holder's consent. Provided further that the shareholders of the Corporation must approve any amendment:



(a) 12 months before or after the date an amendment is adopted that increases the aggregate number of shares of Stock that may be issued under Incentive Stock Options or changes the employees (or class of employees) eligible to receive Incentive Stock Options.

(b) Before the effective date of an amendment that changes the number of shares in the aggregate which may be issued pursuant to Options granted under the Plan or the maximum number of shares with respect to which any individual may receive Options during any period specified herein.

(c) Before the effective date of an amendment that increases the period during which Options may be granted or exercised.



     IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Corporation this ___ day of 1997.



                                         LOGAN'S ROADHOUSE, INC.


                                         By:
                                             ---------------------------------

                                         Title:
                                               -------------------------------

                                                                   APPENDIX B(1)

                            LOGAN'S ROADHOUSE, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                R E C I T A L S:

                 A. Effective as of May 26, 1995, (the "Effective Date"), the Board of Directors (the "Board of Directors") of Logan's Roadhouse, Inc., a Tennessee corporation (the "Company"), hereby adopts this Logan's Roadhouse, Inc. 1995 Non-Employee Director Stock Option Plan (the "Plan").

                 B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option"), to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), subject to the terms and conditions described below.

                                   ARTICLE I

                                    GENERAL

                 1.01. Definitions. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors by virtue of an election by the shareholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors or, in the case of the directors in office on the Effective Date, prior to December 31, 1995, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such, except that for the purposes of this Plan any individual serving as the Chairman of the Board, but in no other capacity as an officer or employee, will not be deemed to be an officer of the Company.

                 For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price of the Common Stock as reported on The Nasdaq Stock Market's National Market on the Grant Date, as hereinafter defined, of the Options (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred).

                 1.02. Options. The Options granted hereunder shall be options that are not qualified under Section 422 of the Code.


                                   ARTICLE II

                                 ADMINISTRATION

                 The Plan shall be administered by the Board of Directors or the Compensation Committee thereof. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with sections 3.02(a) and 5.02 hereof. Subject to the foregoing limitations, the Board of Directors or the Compensation Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors or Compensation Committee relating to the Plan shall be final and binding upon the Company, the Holders, as defined hereinafter, and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                  ARTICLE III

                                    OPTIONS

                 3.01. Participation. Each non-employee director shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

                 3.02. Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

                        (a) Option Grant Date; Number. An Option to purchase 5,000 shares of Common Stock (subject to adjustment in accordance with section 4.02 hereof) shall be granted initially as of the date the Company commences its initial public offering of Common Stock to each non-employee director serving the Company as a director on such date. In addition, an Option to purchase 5,000 shares of Common Stock (subject to adjustment in accordance with section 4.02 hereof) shall be granted to each non-employee director elected after the Company commences its initial public offering as of the date of such director's initial election to the Board of Directors. Thereafter, on January 1 of each year during the term of the Plan, beginning on January 1, 1996, an Option to purchase 1,000 shares of Common Stock (subject to adjustment in accordance with section 4.02 hereof) shall be granted automatically to the non-employee directors serving the Company as directors on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each Grant Date, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding Grant Date under the Company's 1995 Incentive Stock Plan or any other employee stock option plan that the Company might adopt hereafter.

                          If, on any Grant Date during the term of the Plan,
fewer than 1,000 shares of Common Stock (subject to adjustment in accordance with section 4.02 hereof) multiplied by the then number of non-employee directors remain available for grant on such date pursuant to Section 4.01 hereof, the remaining shares shall be allocated pro rata in determining the number of shares of Common Stock to be subject to each Option to be granted to each non-employee director on such date.

                          (b)     Price.  The price at which each share of
Common Stock covered by an Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option.

                          (c)     Option Period.  The period within which each
Option may be exercised shall expire, in all cases, ten years from the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to section 3.02(d) below.

                          (d)     Termination of Service, Death, Etc. Each
stock option agreement shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this section 3.02(d):

                          (i)     If the directorship of the Holder is
                 terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

                          (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional three-month period provided by paragraph (iii) of this section 3.02(d)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within one year after such date (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Holder, or by any person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                          (iii) If the directorship of a Holder is terminated
                 for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(d)) within the Option Period, the Option may be exercised, to the extent Holder was able to do so at the date of termination of the directorship, within three months after such termination (if otherwise within the Option Period), but not thereafter.

                          (e)     Transferability.  An Option granted under the
Plan shall not be transferable by the Holder, otherwise than by will or by the laws of descent and distribution, and during the lifetime of Holder, is exercisable only by Holder.

                          (f)     Agreement to Continue in Service.  Each
Holder shall agree to remain in the service of the Company, at the pleasure of the Company's shareholders, for a continuous period of at least one year after the Grant Date of any Option, at the retainer rate then in effect or at such changed rate as the Company from time to time may establish.

                          (g)     Exercise, Payments, Etc.  Each stock option
agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its secretary), written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Payment may be made at the election of the Holder as follows: (i) in cash; (ii) in outstanding shares of Common Stock at their fair market value, as determined by the Board of Directors, on the date of exercise; or (iii) by delivery of Options with a value equal to the exercise price, such value to be equal to the difference between the fair market value of the Common Stock on the exercise date subject to such Option and the exercise price thereof. Any such notice shall be deemed to be given three days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

                          (h)     Delivery and Exercise.  Each Option shall be
held by the Company and delivered to the Holder one year after the Grant Date and shall be exercisable in full upon receipt.

                                   ARTICLE IV

                            AUTHORIZED COMMON STOCK

                 4.01 Authorized Shares. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 65,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

                 4.02.Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

                 In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this
Section 4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.


                                   ARTICLE V

                               GENERAL PROVISIONS

                 5.01. Termination of Plan. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall expire at the close of business on June 30, 2005. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

                 5.02. Amendment of Plan. The Board of Directors may from time to time amend, modify, suspend or terminate the Plan; provided, however, that the Plan may not be amended, modified or suspended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. No amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the shareholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than as provided in Section 4.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period.

                 5.03. Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

                 5.04. Effectiveness. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until the Plan is approved by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders duly held not later than the date of the next annual meeting of shareholders of the Company.

                 5.05. Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

                 5.06. Compliance with Rule 16b-3. The grant and exercise of Options under the Plan is intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and subject to the limitations on the exercise of discretion as provided in Article II hereof, this Plan shall be interpreted so as to comply with Rule 16b-3.

                                                                APPENDIX B(2)

                      AMENDMENT TO LOGAN'S ROADHOUSE, INC.
                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     WHEREAS, on May 26, 1995, Logan's Roadhouse, Inc. (the "Corporation") adopted the 1995 Non-Employee Director Stock Option Plan (the "Plan"); and

     WHEREAS, the Board of Directors, subject to the approval of the shareholders of the Corporation, desires to increase the number of authorized shares available for issuance under the Plan and adopt certain other changes to the Plan.

     NOW, THEREFORE, it is hereby agreed. subject to shareholder approval, that the Plan be amended as follows:

     1. Article II of the Plan is hereby deleted in its entirety and replaced by a new Article II which reads as follows:

                                   ARTICLE 11

                                 ADMINISTRATION

               This Plan shall be administered by the "Committee' that is appointed by the Board of Directors and consists of not less than two individuals who are members of the Board of Directors and are not employees of the Corporation or an "affiliate" of the Corporation (as defined in Section 424(f) of the Code), or such other composition that satisfies Section 162(m)(4)(C) of the Code and Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"). Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); to determine the restrictions on transferability of Stock acquired upon exercise of Options (which restrictions need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.


     2. Section 3.02(a) is hereby deleted in its entirety and replaced by a new Section 3.02(a) which reads as follows:

               (a) Grant of Options: Grant Date. The number of shares as to which Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 1.01 above with respect to the fair market value of the shares of Common Stock and subject to the provisions of

          Section 4.01 below as to the total number of shares for which Options may be granted under the Plan.

              The date the Option is granted (the "Grant Date') shall be the date on which the Committee has approved the terms and conditions of a stock option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option.

     3. Section 3.02(e( of the Plan is hereby deleted in its entirety and restated as follows:

              (e) Transferability. An Option granted under this Plan shall be transferable by will or by the laws of descent and distribution only, except as otherwise expressly provided for in a written Option agreement (including any amendment or supplement thereto) between the Corporation and the Holder specifying the terms and conditions of an Option granted to such Holder.

     4. The first sentence of Section 4.01 of the Plan is deleted in its entirety and restated as follows:

          "The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be equal to that number of shares which equals 2% of the total number of shares of Common Stock of the Corporation outstanding at that time.'


     IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Corporation on
this      day of       ,1997.
    -----        ------

                                      LOGAN'S ROADHOUSE, INC.


                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                                                     APPENDIX C


                            LOGAN'S ROADHOUSE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997

      The undersigned hereby appoints Edwin W. Moats, Jr. and David J. McDaniel, or either of them, with power of substitution, as proxies to vote all stock of Logan's Roadhouse, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at the Marriott Hotel, Knoxville Room, 600 Marriott Drive, Nashville, Tennessee 37214, at 9:00 a.m. on May 15, 1997, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

      1. [ ] FOR the election as director of all nominees listed: Thomas E. Ervin and George S. Waltman (except as marked to the contrary below)

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed:  Thomas E.
                Ervin and George S. Waltman.

            INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL
                          NOMINEES, WRITE THEIR NAME(S) IN THE SPACE PROVIDED
                          BELOW:

            --------------------------------------------------------------------

      2.    Proposal to amend the 1995 Incentive Stock Plan.

            [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

      3.    Proposal to amend the 1995 Non-Employee Director Stock Option Plan.

            [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

      4. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company for fiscal year 1997.

            [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


            IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


           THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE



     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the two nominees as Class II directors of the Company,
(ii) FOR the amendments to the 1995 Incentive Stock Plan, (iii) FOR the amendments to the 1995 Non-Employee Director Stock Option Plan and (iv) FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP.

      Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



          Dated:                           , 1997
                ---------------------------
                                               , Signature of Shareholder
          ------------------------------------
                                               , Signature if held jointly
          ------------------------------------

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE